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                                                                     EXHIBIT 3.1

                            CERTIFICATE OF AMENDMENT

                                       OF

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 SELFCARE, INC.

     The undersigned, in order to amend the Amended and Restated Certificate of Incorporation under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: That by the unanimous written consent of the Board of Directors of SELFCARE, INC., a resolution setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and recommending such amendment to the stockholders of said corporation for consideration thereof. The change to be effected by the proposed amendment is as follows:

                  That ARTICLE I, entitled "NAME", of this corporation's Amended and Restated Certificate of Incorporation shall be amended so that, as amended, ARTICLE I shall be and read in its entirety as follows:

                           "The name of the Corporation is:

                                    INVERNESS MEDICAL TECHNOLOGY, INC."

SECOND: That thereafter, at the annual meeting of the Corporation's stockholders duly called and held on May 9, 2000, a majority of the outstanding stock entitled to vote thereon voted in favor of the amendment in accordance with the requirements of the Corporation's By-laws and the provisions of Sections 216 and 242(b)(1) of the General Corporation Law of the State of Delaware.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


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         IN WITNESS WHEREOF, said SELFCARE, INC., has caused this certificate to be signed by Ron Zwanziger, its Chairman, President and CEO, and Kenneth D.
Legg, its Secretary, this 9th day of May, 2000.
                          ---

                                      By: /s/ RON ZWANZIGER
                                         ---------------------------
                                         Ron Zwanziger,
                                         Chairman, President and CEO


ATTEST


/s/ KENNETH D. LEGG
------------------------
Kenneth D. Legg,
Secretary